Exhibit 99.4
Amending Agreement
relating to Option Deed
Coeur d’Alene Mines Corporation
Rosignol Consultants Pty Ltd
AURORA PLACE, 88 PHILLIP STREET, SYDNEY NSW 2000, DX 117 SYDNEY
TEL: +61 2 9921 8888 FAX: +61 2 9921 8123
www.minterellison.com

Amending Agreement
relating to Option Deed

Details		3

Agreed terms		4

1.	Defined terms & interpretation	4
1.1	Defined terms	4
1.2	Interpretation	4

2.	Amendments	4
2.1	Amendments to Option Deed	4
2.2	Single document	4
2.3	Confirmation and acknowledgment	4

3.	General	4
3.1	Governing law and jurisdiction	4
3.2	Confidentiality	4
3.3	Counterparts	4

Signing page		5

Minter Ellison | Ref: JP:MAL 20-5480658	Amending Agreement | page 2

Details

Date	23 October 2007

Parties

Name	Coeur d’Alene Mines Corporation
Short form name	Coeur
Incorporated	Idaho, USA
Notice details	505 Front Avenue Coeur d’Alene Idaho 83814 USA Facsimile: +1 208 667 2213 Attention: Company Secretary

Name	Rosignol Consultants Pty Ltd
Short form name	Rosignol
ACN	078 287 546
Notice details	c/ - 45a Wyalong St Willoughby NSW 2068 Facsimile: +61 2 9247 3932 Attention: Peter Nightingale
Background

A	The parties entered into the Option Deed on 3 May 2007 which was amended by a letter agreement dated 24 September 2007.

B	The parties wish to amend the Option Deed as set out in this document.

Minter Ellison | Ref: JP:MAL 20-5480658	Amending Agreement | page 3

Agreed terms
1.	Defined terms & interpretation

1.1	Defined terms

Capitalised terms used in this agreement and not otherwise defined have the meanings given to them in the Option Deed.

1.2	Interpretation

Clauses 1.4 and 1.5 of the Option Deed apply to this document as if set out in full in this clause 1.2.

2.	Amendments

2.1	Amendments to Option Deed

The parties agree that the Option Deed is amended as follows:
(a)	In clause 1.2 in the definition of ‘Exercise Period’, the words ‘the date 6 months after the date of this deed’ are replaced with ‘7 December 2007’ and the words ‘the date six months from the date of this deed’ are replaced with ‘7 December 2007’.

(b)	In clause 1.2 in the definition of ‘Expiry Date’, the words ‘the date 7 months from the date of this deed’ are replaced with ‘24 December 2007’.
2.2	Single document

The Option Deed as amended by this document is to be read as a single integrated document incorporating the amendments effected by this document.

2.3	Confirmation and acknowledgment

Each party confirms that the Option Deed, as amended by clause 2.1, remains in full force and effect.

3.	General

3.1	Governing law and jurisdiction

This agreement is governed by the law of New South Wales, Australia and each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales, Australia.

3.2	Confidentiality

Clause 9 of the Option Deed applies to this document as if set out in full in this clause 3.2.

3.3	Counterparts

This document may be executed in counterparts. All executed counterparts constitute one agreement.

Minter Ellison | Ref: JP:MAL 20-5480658	Amending Agreement | page 4

Signing page
EXECUTED as an agreement.

Signed for Coeur d’Alene Mines Corporation by
		/s/ Dennis Wheeler	←

Signature of officer

/s/ Joseph Matthews	←	Dennis Wheeler

Signature of witness		Name of officer (print)

Joseph Matthews		Chief Executive Officer

Name of witness (print)		Office held

Signed by Rosignol Consultants Pty Ltd

/s/ Peter J. Nightingale	←

Signature of sole director and sole company secretary		who states that he or she is the sole director and the sole company secretary of the company.
Peter J. Nightingale

Name of sole director and sole company secretary (print)

Minter Ellison | Ref: JP:MAL 20-5480658	Amending Agreement | page 5